As filed with the Securities and Exchange Commission on February 26, 2018

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 Form S-3

REGISTRATION STATEMENT

 UNDER

THE SECURITIES ACT OF 1933

ABM Industries Incorporated

 (Exact name of registrant as specified in its charter)

Delaware	94-1369354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Liberty Plaza, 7th Floor
New York, NY 10006
(212) 297-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrea R. Newborn

Executive Vice President, General Counsel, and Corporate Secretary
ABM Industries Incorporated
One Liberty Plaza, 7th Floor
New York, NY 10006
(212) 297-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Solecki
Andrew M. Levine
Jones Day
250 Vesey Street
New York, New York 10281
Phone: (212) 326-3939
Fax: (212) 755-7306

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicated by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value	9,047,741	$36.66	$331,690,185	$41,295.43

(1)	Estimated pursuant to Rule 457(c) based on the average high and low prices of the common stock on the New York Stock Exchange on February 21, 2018.

PROSPECTUS

ABM Industries Incorporated

9,047,741 Common Stock

This prospectus relates to resale, from time to time, of up to 9,047,741 shares of common stock previously issued by ABM Industries Incorporated to the selling stockholders identified in this prospectus. The selling stockholders acquired these shares from us at the closing of our acquisition of GCA Holding Corp., the indirect parent company of GCA Services Group, Inc., which we refer to in this prospectus as GCA Services or GCA, on September 1, 2017, pursuant to an Agreement and Plan of Merger dated as of July 11, 2017, by and among GCA Holding Corp., ABM Industries Incorporated, Grade Sub One, Inc., Grade Sub Two, LLC, and Thomas H. Lee Equity Fund VII, L.P. and Broad Street Principal Investments Holdings, L.P., acting jointly as the Securityholder Representative

We are not offering any shares of common stock for sale under this prospectus and will not receive any proceeds from the sales of these shares of common stock by the selling stockholders under this prospectus.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

To the extent required, we will provide the specific terms of transactions in these shares of common stock in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange under the symbol “ABM.”

Investing in our common stock involves risks. Please read carefully the section titled “Risk Factors” beginning on page 2 of this prospectus.

Our executive offices are located at One Liberty Plaza, 7th Floor, New York, NY 10006, and our telephone number is (212) 297-0200.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2018.

We and the selling stockholders have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus, any applicable prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus, an applicable prospectus supplement or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended, or Securities Act, using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell, from time to time, up to 9,047,741 shares of our common stock.

This prospectus provides you with a general description of the common stock the selling stockholders may offer. For a more complete understanding of the offering of the common stock, you should refer to the registration statement of which this prospectus forms a part, including its exhibits. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate By Reference.”

THE COMPANY

ABM, which operates through subsidiaries, is a leading provider of integrated facility solutions with a mission to make a difference, every person, every day. Our history dates back to 1909 as American Building Maintenance Company, a window-washing company in San Francisco with one employee. In 1985, we incorporated in Delaware under the name American Building Maintenance Industries, Inc. and in 1994 changed our name to ABM Industries Incorporated. Over the past ten years, we have grown into a multi-segment facility solutions company, particularly through new service offerings and strategic acquisitions. As a result of these strategic acquisitions, we have strengthened our ability to offer janitorial, facilities engineering, parking, and specialized mechanical and electrical technical solutions, on a stand-alone basis or in combination, and positioned ourselves as a leading integrated facilities management company.

For management and financial reporting purposes, for the year ended October 31, 2017, our businesses were separated into five reportable segments: Business & Industry, Aviation, Emerging Industries Group, Technical Solutions and GCA Services. Beginning with the first quarter of fiscal 2018, our businesses will be separated into six reportable segments: Business & Industry, Aviation, Education, Healthcare, Technology and Manufacturing and Technical Solutions.

Our executive offices are located at One Liberty Plaza, 7th Floor, New York, NY 10006, and our telephone number is (212) 297-0200. Our website is located at http://www.abm.com. Information on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus other than the documents that we file with the SEC and incorporate by reference into this prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “the Company” or “ABM” mean ABM Industries Incorporated and all wholly-owned and majority-owned subsidiaries and consolidated joint ventures of ABM Industries Incorporated.

RISK FACTORS

Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with SEC, in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations, financial condition, liquidity and cash flows could suffer. In that case, the trading price of our shares common stock could decline, and you could lose all or a part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference, contains both historical and forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about ABM. We make forward-looking statements related to future expectations, estimates, and projections that are uncertain and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. Factors that might cause such differences include, but are not limited to, those discussed in Part 1 of our most recent Annual Report on Form 10-K under Item 1A., “Risk Factors,” which are incorporated herein by reference, and we urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:

•	We may not realize the growth opportunities and cost synergies that are anticipated from the acquisition of GCA;

•	We incurred a substantial amount of debt to complete the acquisition of GCA. To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. We also depend on the profitability of our subsidiaries to satisfy our cash needs. If we cannot generate the required cash, we may not be able to make the necessary payments required to service our indebtedness or we may be required to suspend certain discretionary payments, including our dividend;

•	Changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of our 2020 Vision strategic transformation initiative, including our move to our Enterprise Services Center, may not have the desired effects on our financial condition and results of operation;

•	Our success depends on our ability to gain profitable business despite competitive pressures and on our ability to preserve long-term client relationships;

•	Our business success depends on our ability to attract and retain qualified personnel and senior management;

•	Our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk;

•	Our international business involves risks different from those we face in the United States that could have an effect on our results of operations and financial condition;

•	Unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities;

•	We insure our insurable risks through a combination of insurance and self-insurance and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that changes in estimates of ultimate insurance losses could result in a material charge against our earnings;

•	Our risk management and safety programs may not have the intended effect of reducing our liability for personal injury or property loss;

•	Impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations;

•	Changes in general economic conditions, including changes in energy prices, government regulations, and changing consumer preferences, could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition;

•	Our business may be materially affected by changes to fiscal and tax policies. Negative or unexpected tax consequences could adversely affect our results of operations;

•	We could be subject to cyber-security risks, information technology interruptions, and business continuity risks;

•	A significant number of our employees are covered by collective bargaining agreements that could expose us to potential liabilities in relationship to our participation in multiemployer pension plans, requirements to make contributions to other benefit plans, and the potential for strikes, work slowdowns or similar activities, and union-organizing drives;

•	If we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results, investors’ perceptions of our company and, as a result, the value of our common stock;

•	Our business may be negatively impacted by adverse weather conditions;

•	Catastrophic events, disasters, and terrorist attacks could disrupt our services; and

•	Actions of activist investors could disrupt our business;

These factors and the other risk factors described in this prospectus and any prospectus supplement, including the documents incorporated by reference, are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. See “Selling Stockholders.” All net proceeds from the sale of the shares of common stock will go to the selling stockholders. We will not receive any part of the proceeds from such sale of common stock.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by affiliates of Thomas H. Lee Partners, L.P. and The Goldman Sachs Group, Inc., which we refer to collectively as the selling stockholders, of up to 9,047,741 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. When we refer to a selling stockholder, we mean the entity itself, as well as its donees, pledgees, assignees, transferees, distributees and other successors in interest.

On September 1, 2017, we acquired GCA Holding Corp., the indirect parent of GCA, from affiliates of Thomas H. Lee Partners, L.P. and The Goldman Sachs Group, Inc. and other shareholders for approximately $1.25 billion in cash and stock pursuant to the terms of the Agreement and Plan of Merger, or Merger Agreement, dated July 11, 2017. Under the terms of the Merger Agreement, ABM acquired GCA Holding Corp. for approximately $851 million in cash and 9,494,439 shares of our common stock, which includes the shares of common stock issued to the selling stockholders.

On September 1, 2017, pursuant to the Merger Agreement, we entered into a shareholders’ agreement with the selling stockholders, which we refer to as the Shareholders’ Agreement. The Shareholders’ Agreement provides for (i) customary voting obligations, (ii) standstill provisions prohibiting the selling stockholders and certain other persons from acquiring our voting securities and engaging in certain other transactions related to us until March 31, 2020, (iii) certain registration rights with respect to shares of our common stock issued as consideration under the Merger Agreement, (iv) certain resale limitations regarding non-passive stockholders and competitors, subject to certain exceptions, and (v) indemnification and other provisions customary for transactions of this type. We have filed the registration statement of which this prospectus forms a part pursuant to the terms of the Shareholders’ Agreement.

The table below details the number of shares of common stock held by the selling stockholders and the number of shares that may be offered by the selling stockholders for resale under this prospectus. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered for resale by the selling stockholder under this prospectus and that all such sales will be made to parties unaffiliated with the selling stockholders. The selling stockholders may sell all, some or none of their shares of common stock in future offerings under this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholders’ percentage of ownership in the following table is based upon 68,686,394 shares of common stock outstanding as of January 31, 2018.

	Prior to the Offering			After the Offering
	Number of Shares of	Percent of	Number of Shares of	Number of Shares of	Percent of
	Common	Shares of	Common	Common	Shares of
	Stock	Common	Stock Being	Stock	Common
	Beneficially	Stock	Registered	Beneficially	Stock
Name of Selling Stockholder	Owned	Outstanding	for Resale	Owned	Outstanding
Thomas H. Lee Partners, L.P. and affiliated investment funds (1)	4,523,870	6.6%	4,523,870	—	—
The Goldman Sachs Group, Inc. and affiliated investment funds (2)	4,523,871	6.6%	4,523,871	—	—

(1)	Shares shown as beneficially owned by investment funds affiliated with Thomas H. Lee Partners, L.P. reflect an aggregate of the following record ownership: (i) 1,465,574 shares held by Thomas H. Lee Equity Fund VII, L.P.; (ii) 1,156,397 shares held by Thomas H. Lee Parallel Fund VII, L.P.; (iii) 1,549,934 shares held by Thomas H. Lee Parallel (Cayman) Fund VII, L.P.; (iv) 128,465 shares held by THL Executive Fund VII, L.P.; and (v) 223,500 shares held by THL Fund VII Coinvestment Partners, L.P. (collectively, the “THL Funds”). THL Holdco, LLC is the managing member of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which is the sole member of THL Equity Advisors VII, LLC, which is the general partner of Thomas H. Lee Equity Fund VII, L.P., Thomas H. Lee Parallel Fund VII, L.P., Thomas H. Lee Parallel (Cayman) Fund VII, L.P. and THL Executive Fund VII, L.P. Thomas H. Lee Partners, L.P. is the general partner of THL Fund VII Coinvestment Partners, L.P. Voting and investment determinations with respect to the shares held by the THL Funds are made by the private equity management committee of THL Holdco, LLC (the “THL Committee”). The members of the THL Committee are Todd M. Abbrecht, Anthony J. DiNovi, Thomas M. Hagerty, Soren L. Oberg, Scott M. Sperling and Kent R. Weldon and, as such, each member of the THL Committee may be deemed to share beneficial ownership of the shares held or controlled by the THL Funds. Each member of the THL Committee disclaims beneficial ownership of such securities. The address of each of the THL Funds and each member of the THL Committee is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(2)	Shares shown as beneficially owned by The Goldman Sachs Group, Inc. (“GS Group”) and affiliated investment funds reflect an aggregate of the following record ownership: (i) 3,075,166 shares held by Broad Street Principal Investments Holdings, L.P.; (ii) 242,880 shares held by Bridge Street 2015, L.P.; (iii) 62,454 shares held by MBD 2015, L.P.; (iv) 71,035 shares held by Stone Street 2015, L.P.; (v) 142,074 shares held by 2015 Employee Offshore Aggregator, L.P.; and (vi) 930,262 shares held by Goldman Sachs & Co. LLC ("GS&Co") on behalf of certain managed accounts (collectively, the “GS Stockholders”). The following fund entities (collectively with the GS Stockholders, the “GS Funds”) may be deemed to beneficially own indirectly the following portions of the 2015 Employee Offshore Aggregator, L.P. shares by reason of their interests in 2015 Employee Offshore Aggregator, L.P.; (1) MBD 2015 Offshore, L.P. may be deemed to beneficially own indirectly 22,336 of such shares, (2) Bridge Street 2015 Offshore, L.P. may be deemed to beneficially own indirectly 89,809 of such shares and (3) Stone Street 2015 Offshore, L.P. may be deemed to beneficially own indirectly 29,929 of such shares. GS Group and its subsidiary GS&Co are deemed to beneficially own all of the abovementioned shares because GS&Co is the investment manager of certain of the GS Funds and affiliates of GS Group and GS&Co are the general partner, managing limited partner, managing partner or managing member of the GS Funds. In addition, GS Group and GS&Co may be deemed to beneficially own an additional 105,064 shares of common stock as of January 31, 2018. Each of GS Group and GS&Co disclaims beneficial ownership of the shares held directly or indirectly by the GS Funds, except to the extent of its pecuniary interest therein, if any. The address of the GS Funds, GS Group and GS&Co is c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share.

The following summary description of the Company’s capital stock does not purport to be complete and is subject to and is qualified in its entirety by the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The stockholders are not entitled to vote cumulatively for the election of directors. Each share of common stock is entitled to receive dividends if, as and when declared by the Board of Directors of the Company out of funds legally available therefor. The common stock shares equally, on a share-for-share basis, in any cash dividends declared by the Board of Directors.

Stockholders of the Company have no preemptive or other rights to subscribe for additional shares. Subject to any right of holders of any preferred stock, all holders of common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of the Company. No common stock is subject to redemption or a sinking fund. All shares of common stock offered hereby are fully paid and nonassessable.

Preferred Stock

The shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preferences of any wholly unissued series of shares of preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of the common stock.

Participating Preferred Stock

Pursuant to the foregoing authority, the Board of Directors has established a series of preferred stock, par value $.01, with the designation participating preferred stock. Each share of participating preferred stock shall be identical in all respects with the other shares of participating preferred stock except as to the dates from and after which dividends thereon shall be cumulative. The Board of Directors initially authorized 50,000 shares of participating preferred stock; however, the Board of Directors may increase or decrease this number from time to time.

Dividends

Holders of full or fractional shares of participating preferred stock are entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends:

•	on each date that dividends or other distributions (other than those payable in common stock of the Company) are payable on or in respect to common stock comprising part of the Reference Package (as defined in the Restated Certificate of Incorporation), in an amount per whole share of participating preferred stock equal to the aggregate amount of dividends or other distributions that would be payable on such date to a holder of the Reference Package; and
•	on the last day of March, June, September, and December in each year, in an amount per whole share of participating preferred stock equal to the excess (if any) of $2.50 over the aggregate dividends paid per whole share of participating preferred stock during the three month period ending on such last day.

Dividends will be payable to the holders of record on the date, not exceeding sixty days prior to the dividend payment date, fixed by the Board of Directors. Dividends on each full or fractional share of participating preferred stock shall be cumulative from the date such share is originally issued; provided that any share originally issued after the record date and on or prior to the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

If any shares of participating preferred stock are outstanding, no dividends (other than a dividend in common stock or any other stock ranking junior to participating preferred stock) shall be declared or paid or set aside for payment or other distribution declared or made upon the common stock or upon any other stock ranking junior to participating preferred stock, nor shall any common stock nor any other stock of the Company ranking junior to participating preferred stock be redeemed, purchased or otherwise acquired by the Company unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of participating preferred stock shall have been, or shall contemporaneously be, paid.

Merger, Consolidation or Reclassification

In the event of any merger, consolidation, reclassification or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash and/or other property, then the shares of participating preferred stock shall at the same time be similarly exchanged or changed into an amount per whole share equal to the aggregate amount of cash, stock, securities, cash and/or other property, that a holder of the Reference Package would be entitled to receive as a result of the transaction.

For the purposes of the following “Liquidation Rights”, the consolidation or merger of, or binding exchange by, the Company with any other corporation shall not constitute a liquidation, dissolution or winding of the Company.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of full and fractional shares of participating preferred stock shall be entitled, before any distribution or payment is made on any date to the holders of common stock or any other stock ranking junior to participating preferred stock, to be paid in full an amount per whole share of participating preferred stock equal to the greater of:

•	$100, or
•	the aggregate amount distributed or to be distributed prior to such date in connection with such liquidation, dissolution winding up to a holder of the Reference Package, together with accrued dividends to such distribution or payment date, whether or not earned or declared (such greater amount being referred to as the “Liquidation Preference”).

After payment of the Liquidation Preference is made in full to all holders of participating preferred stock, they have no right or claim to any of the remaining assets of the Company.

In the event the assets of the Company available for distribution to the holders of participating preferred stock upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, are insufficient to pay in full all amounts to which such holders are entitled to under the preceding paragraph, no such distribution shall be made on account of any shares of any other class or series of preferred stock ranking on a parity with the shares of participating preferred stock unless proportionate distributive amounts shall be paid on account of the shares of participating preferred stock, ratably in proportion to the full distributable amounts for which all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

Upon the liquidation, dissolution or winding up of the Company, the holders of shares of participating preferred stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders all amounts to which such holders are entitled to pursuant to the first paragraph of this section before any payment can be made to the holders of common stock or any other stock of the Company ranking junior to participating preferred stock.

Redemption Rights

The shares of participating preferred stock are not redeemable.

Voting Rights

In addition to any other vote or consent of stockholders required by law or by our Restated Certificate of Incorporation, each whole share of participating preferred stock shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and voting on such matter and shall have the number of votes thereon that a holder of the Reference Package would have.

Special Provisions

Certain Business Combinations. The Company’s Restated Certificate of Incorporation requires that certain business combination transactions between the Company and a “Related Person” (beneficial owner of 10% or more of the Company’s voting stock) be approved by the affirmative vote of holders of not less than 70% of the then outstanding shares of voting stock unless certain specified conditions are met. If the conditions are met, then the transaction would require only such affirmative vote as is required by law, any national securities exchange or otherwise. Business combinations subject to this provision include a merger or consolidation of the Company with, or a sale or transfer of all or substantially all of the Company’s assets to, a Related Person. The “fair price” provision could make it more difficult, and may therefore discourage, an attempt by another company or group, through the acquisition of a substantial block of the Company’s common stock, to acquire control of the Company with a view to imposing a merger, consolidation or sale of the Company’s assets which may not be in the best interest of all of the stockholders.

Director Classification. The Company’s Restated Certificate of Incorporation also provides that (i) the Company’s Board of Directors is divided into three classes, which shall be as nearly equal in number as possible, so that approximately one-third of the Board of Directors stands for election each year; (ii) any action required or permitted to be taken by the stockholders of the company may be effected only at an annual or special meeting of the stockholders and no action of the stockholders may be taken by written consent in lieu of a meeting; (iii) special meetings of stockholders may only be called by the Board of Directors or a committee thereof; (iv) vacant directorships may only be filled by the Board of Directors; and (v) any director may be removed from office only pursuant to the affirmative vote of the holders of 70% of the outstanding voting stock of the Company and only for cause.

PLAN OF DISTRIBUTION

We are registering 9,047,741 shares of our common stock to permit the resale of these shares by the selling stockholders from time to time after the date of this prospectus. The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders or the selling stockholders’ pledgees, donees, transferees or other successors-in-interest who have received, after the date of this prospectus and from the selling stockholders, shares as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in privately negotiated transactions. The selling stockholders may sell their shares of common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	a transaction on any exchange or in the over-the-counter market;

•	in privately negotiated transactions;

•	in options transactions, including through the writing of put or call options (whether those options are listed on an options exchange or otherwise) relating to the shares of common stock offered by this prospectus, or the short sales of the offered shares of common stock; or

•	any other method permitted pursuant to applicable law.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares of common stock short and redeliver the shares of common stock to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may also pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may affect sales of the pledged shares of common stock pursuant to this prospectus (as supplemented or amended to reflect such transaction). In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or their agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares of common stock covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares of common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of common stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

Jones Day will pass upon the validity of the common stock being offered by this prospectus.

EXPERTS

The consolidated financial statements and related financial statement Schedule II of ABM Industries Incorporated and subsidiaries (the “Company”) as of October 31, 2017 and 2016, and for each of the years in the three-year period ended October 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of October 31, 2017 have been incorporated by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of October 31, 2017, contains an explanatory paragraph that states the Company acquired Mechanical Solutions, Inc. (“MSI”) on December 1, 2016, OFJ Connections Ltd (“OFJ”) on December 1, 2016, and GCA Holding Corp., the indirect parent company of GCA Services Group (“GCA”) on September 1, 2017. Management excluded these three businesses from its assessment of the effectiveness of the Company’s internal control over financial reporting as of October 31, 2017. MSI, OFJ, and GCA represented approximately 5% of the Company’s total consolidated assets (excluding goodwill and intangibles which are included within the scope of the assessment) and 4% of total consolidated revenues, as of and for the year ended October 31, 2017. Our audit of internal control over financial reporting of ABM Industries Incorporated and subsidiaries also excluded an evaluation of the internal control over financial reporting of MSI, OFJ, and GCA.

The consolidated financial statements of Erie Acquisition Holdings, Inc. and Subsidiaries as of December 31, 2016 (Successor) and December 2015 and 2014 (Predecessor), and for each of the periods March 2, 2016 through December 31, 2016 (Successor), January 1, 2016 through March 1, 2016 (Predecessor), and for the years ended December 31, 2015 and 2014 (Predecessor) incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in the reliance upon the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of the said firm as experts in accounting and auditing.

The consolidated financial statements of GCA Holding Corp. and Subsidiaries as of December 31, 2016 and for the period March 2, 2016 (commencement of operations) through December 31, 2016 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of the said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Information on or accessible through the SEC’s website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the shares of common stock. You may inspect the registration statement and exhibits without charge at the SEC’s Public Reference Room or at the SEC’s website listed above, and you may obtain copies from the SEC at prescribed rates.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended October 31, 2017;

•	our Current Reports on Form 8-K and Form 8-K/A filed on November 16, 2017, December 13, 2017 and February 26, 2018; and

•	the description of our common stock contained in our Current Report on Form 8-K filed on February 26, 2018 and all amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until this offering of shares of common stock terminates. We will not, however, incorporate by reference in this prospectus any documents or portions of any documents that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports on Form 8-K.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost if you submit a request to us by writing or telephoning us at the following address and telephone number:

ABM Industries Incorporated

One Liberty Plaza, 7th Floor

New York, New York 10006

Telephone number: (212) 297-0200

Attn: Investor Relations

We also maintain a website that contains additional information about us (http://www.abm.com). The information on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus other than the documents that we file with the SEC and incorporate by reference into this prospectus.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

You should not assume that the information contained in this prospectus and the documents incorporated into this prospectus by reference is correct on any date after their respective dates, even though this prospectus is delivered, or securities are sold, on a later date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by us. All of the items below, except for the registration fee, are estimates.

Securities and Exchange Commission registration fee*	$41,296
Accountants’ fees and expenses	60,000
Legal fees and expenses	25,000
Miscellaneous	8,704
Total	$135,000

Item 15. Indemnification of Directors and Officers.

We are a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any person who was, or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney’s fees), judgments fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, office, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney’s fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

Where a present or former director or officer has been successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the person against the expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Our Restated Certificate of Incorporation authorizes us to, and Article VII of our Amended and Restated Bylaws provides that we must, indemnify our directors and officers to the fullest extent authorized by the DGCL and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise. Our Amended and Restated Bylaws further provide that we have the power to indemnify employees and agents to the extent not prohibited by the DGCL or other applicable law.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article VII of our Amended and Restated Bylaws further provides that we must purchase and maintain, at our own expense, insurance to protect the Company and any person against any liability or expense asserted against or incurred by such person in connection with any proceeding, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under Article VII of our Amended and Restated Bylaws.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article XIV of our Restated Certificate of Incorporation provides for such limitation of liability.

Item 16. Exhibits.

The following documents are exhibits to the registration statement:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated July 11, 2017, among GCA Holding Corp., ABM Industries Incorporated, Grade Sub One, Inc., Grade Sub Two, LLC and Thomas H. Lee Equity Fund VII, L.P. and Broad Street Principal Investments Holdings, L.P., acting jointly as the Securityholder Representative (filed as Exhibit 2.1 to ABM’s Current Report on Form 8-K (SEC File No. 001-08929) filed July 14, 2017 and incorporated herein by reference).
4.1	Restated Certificate of Incorporation of ABM Industries Incorporated, dated November 25, 2003 (filed as Exhibit 3.1 to ABM’s Annual Report on Form 10-K (SEC File No. 001-08929) filed January 14, 2004 and incorporated herein by reference).
4.2	Amended and Restated Bylaws, as amended January 24, 2017 (filed as Exhibit 3.1 to ABM’s Current Report on Form 8-K (SEC File No. 001-08929) filed January 26, 2017 and incorporated herein by reference).
5.1	Opinion of Jones Day.
10.1	Shareholders’ Agreement, dated September 1, 2017, among ABM Industries Incorporated, Thomas H. Lee Equity Fund VII, L.P., Thomas H. Lee Parallel Fund VII, L.P., Thomas H Lee Parallel (Cayman) Fund VII, L.P., THL Executive Fund VII, L.P., THL Fund VII Coinvestment Partners, L.P., Broad Street Principal Investments Holdings, L.P., Bridge Street 2015, L.P., MBD 2015, L.P., Stone Street 2015, L.P. 2015 Employee Offshore Aggregator, L.P. and Goldman Sachs & Co. LLC (filed as Exhibit 10.1 to ABM’s Current Report on Form 8-K (SEC File No. 001-08929) filed September 8, 2017 and incorporated herein by reference).
23.1	Consent of KPMG LLP.
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Jones Day (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 26, 2018.

ABM INDUSTRIES INCORPORATED

By:	/s/ Dean A. Chin
Dean A. Chin
Senior Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

*	President, Chief Executive Officer and Director	February 26, 2018
Scott Salmirs	(Principal Executive Officer)

/s/ D. Anthony Scaglione	Executive Vice President and Chief Financial Officer	February 26, 2018
D. Anthony Scaglione	(Principal Financial Officer)

/s/ Dean A. Chin	Senior Vice President, Chief Accounting Officer and Corporate Controller	February 26, 2018
Dean A. Chin	(Principal Accounting Officer)

*	Chairman of the Board of Directors and Director	February 26, 2018
Sudhakar Kesavan

*	Director	February 26, 2018
Filippo Passerini

*	Director	February 26, 2018
Art A. Garcia

*	Director	February 26, 2018
Anthony G. Fernandes

*	Director	February 26, 2018
Thomas M. Gartland

*	Director	February 26, 2018
Lauralee E. Martin

*	Director	February 26, 2018
Winifred M. Webb

*	Director	February 26, 2018
J. Philip Ferguson

*	Director	February 26, 2018
Linda L. Chavez

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Andrea R. Newborn
Andrea R. Newborn

February 26, 2018

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